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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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/x/	Definitive Proxy Statement
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/ /	Soliciting Material Pursuant to §240.14a-12
First Community Bancorp
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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First Community Bancorp
6110 El Tordo
P.O. Box 2388
Rancho Santa Fe, CA 92067

NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 21, 2001

    The 2001 Annual Meeting of shareholders of First Community Bancorp (the "Company") will be held on Monday, May 21, 2001, at 10:00 a.m., at The Inn, 5951 Linea del Cielo, Rancho Santa Fe, California, for the following purposes:

  1.
  To elect ten (10) members of the Board of Directors who shall hold office until the next annual meeting of shareholders and thereafter until their successors are duly elected and qualified.

  2.
  To approve an amendment to the Company's 2000 Stock Option Plan to increase the number of shares subject to the Plan from 780,000 to 1,075,079 shares.

  3.
  To consider and act upon such other business and matters or proposals as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

    The Board of Directors has fixed the close of business on April 6, 2001 as the record date for determining the shareholders having the right to receive notice of and to vote at the Annual Meeting.

By Order of the Board of Directors
/s/ ROBERT E. HERRMANN
Robert E, Herrmann, Secretary
Rancho Santa Fe, California April 20, 2001

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE.

FIRST COMMUNITY BANCORP

PROXY STATEMENT
FOR THE 2001 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON
MAY 21, 2001

INTRODUCTION

General

    This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of First Community Bancorp (the "Company") of proxies for use at the Annual Meeting of Shareholders of the Company to be held, pursuant to the accompanying Notice of Annual Meeting, on Monday, May 21, 2001 at 10:00 a.m., at The Inn, 5951 Linea del Cielo, Rancho Santa Fe, California, and at any adjournment or adjournments thereof (the "Meeting").

    The matters to be considered and voted upon at the Meeting are:

  1.
  Election of Directors. To elect ten (10) members of the Board of Directors who shall hold office until the next annual meeting of shareholders and thereafter until their successors are duly elected and qualified.

  2.
  Amendment to 2000 Stock Option Plan. To approve an amendment to the Company's 2000 Stock Option Plan to increase the number of shares subject to the Plan from 780,000 to 1,075,079 shares.

  3.
  Other Business. To consider and act upon such other business and matters or proposals as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

    If the enclosed form of proxy (the "Proxy") is executed and returned, it may nevertheless be revoked at any time before it is exercised either (i) by filing with the Secretary of the Company an instrument revoking it or a duly executed Proxy bearing a later date, or (ii) in person at the Meeting. Subject to such revocation, all shares represented by a properly executed Proxy received in time for the Meeting will be voted by the holders thereof in accordance with the instructions on the Proxy. IF NO INSTRUCTION IS SPECIFIED WITH RESPECT TO A MATTER TO BE ACTED UPON, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.

    The Company mailed this Proxy Statement and the Proxy on or about April 20, 2001 to its shareholders of record at the close of business on April 6, 2001.

1

Voting Securities

    The number of shares of the Company's common stock outstanding and entitled to vote at the Meeting is 4,512,406. Only those shareholders of record at the close of business on April 6, 2001 will be entitled to notice of and to vote at the Meeting. Each holder of common stock is entitled to one vote for each share standing in his/her name on the books of the Company as of the record date on any matter submitted to the vote of the shareholders, except that, in the election of directors, the shares may be voted cumulatively. Cumulative voting enables a shareholder to give one nominee for directors as many votes as is equal to the number of directors to be elected multiplied by the number of shares in respect of which such shareholder is voting or to distribute his/her votes on the same principle among two or more nominees, as he/she sees fit.

    In the election of directors, the ten (10) nominees receiving the highest number of votes will be elected. The affirmative vote of a majority of the outstanding shares of the Company's common stock is required to approve the proposed amendment to the 2000 Stock Option Plan.

Principal Security Holders

    The following table indicates the beneficial ownership information of all persons who beneficially own more than 5% of the Company's common stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
John M. Eggemeyer, III 6051 El Tordo Rancho Santa Fe, California 92067	1,167,773	[1]	25.3%
Castle Creek Capital Partners Fund I, LP 6051 El Tordo Rancho Santa Fe, California 92067	602,869		13.4%
Castle Creek Capital Partners Fund IIa, LP 6051 El Tordo Rancho Santa Fe, California 92067	227,435		5.0%
Franklin Mutual Advisors, LLC 51 John F. Kennedy Parkway Short Hills, New Jersey 07078	439,765		9.7%

1
Mr. Eggemeyer has direct beneficial ownership of 141,398 shares of Company common stock; options to purchase 100,000 shares of Company common stock; has or shares voting power and/or investment power through Castle Creek Capital Partner's Fund I, LP ("Fund I"), of which he is a principal, with respect to 602,869 shares; has or shares voting power and/or investment power, through Castle Creek Capital Partner's Fund IIa, LP ("Fund IIa"), of which he is a principal, with respect to 227,435 shares; and has or shares voting power and/or investment power through Castle Creek Capital Partner's Fund IIb, LP ("Fund IIb"), of which he is a principal, with respect to 96,071 shares. These totals do not include 18,230 shares held in the Company's Deferred Compensation Plan.

Security Ownership of Management

    The following table indicates the beneficial ownership of the Company's common stock as of April 6, 2001, by (1) each of the Company's current directors, director nominees for election, the chief executive officer ("CEO") and the four most highly compensated executive officers other than the CEO, and (2) all current directors, director nominees and executive officers of the Company as a

2

group, based on the Company's records and data supplied by each of the current directors, director nominees and executive officers. All shares are Company common stock, the only class of equity outstanding.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Robert M. Borgman Executive Vice President and Chief Credit Officer	8,333	[1]	0.2%
James A. Boyce Current Director and President of Rancho Santa Fe National Bank	74,503	[2]	1.6%
Harold W. Clark Director Nominee	53,600	[3]	1.2%
Steven Dunn Director Nominee	0	[4]	0%
John M. Eggemeyer, III Chairman, Current Director and Director Nominee	1,167,773	[5]	25.3%
Barry C. Fitzpatrick Director Nominee	2,000	[6]	*
Gene F. Gaines Current Director and President of First Professional Bank, N.A.	55,000	[7]	1.2%
Arnold C. Hahn Executive Vice President and Chief Financial Officer	8,333	[8]	0.2%
Robert E. Herrmann Current Director and Director Nominee	34,676		0.8%
William T. Powers Current Director and President of First Community Bank of the Desert	66,025	[9]	1.4%
Robert A. Schoellhorn Current Director and Director Nominee	135,000	[10]	3.0%
Paul I. Stevens Current Director	400		*
Robert A. Stine Current Director and Director Nominee	3,000	[11]	0.1%
Michael L. Thompson Executive Vice President	0		0%
Matthew P. Wagner President and Chief Executive Officer of the Company, Current Director and Director Nominee	19,245		0.4%
Dale E. Walter Current Director and Director Nominee	47,206	[12]	1.0%
David S. Williams Current Director and Director Nominee	31,810	[13]	0.7%
All Current Directors, Director Nominees and Executive Officers (17 in number)	1,706,904		35.6%

*
Less than 0.1%.

All 8,333 shares beneficially owned by Mr. Borgman are subject to employee stock options exercisable within 60 days of the record date.

Mr. Boyce beneficially owns 20,503 shares of the Company's common stock and employee stock options to purchase 54,000 shares of the Company's common stock within 60 days of the record date.

3

Mr. Clark's beneficial ownership does not include 2,854 shares held in the Company's Deferred Compensation Plan.

4
Mr. Dunn is an investor in Capital Creek Capital Partners Fund IIa, but has no voting or investment control over these shares.

5
Mr. Eggemeyer has direct beneficial ownership of 141,398 shares of Company common stock; options to purchase 100,000 shares of Company common stock; has or shares voting power and/or investment power through Castle Creek Capital Partner's Fund I, LP ("Fund I"), of which he is a principal, with respect to 602,869 shares; has or shares voting power and/or investment power, through Castle Creek Capital Partner's Fund IIa, LP ("Fund IIa"), of which he is a principal, with respect to 227,435 shares; and has or shares voting power and/or investment power through Castle Creek Capital Partner's Fund IIb, LP ("Fund IIb"), of which he is a principal, with respect to 96,071 shares. These totals do not include 18,230 shares held in the Company's Deferred Compensation Plan.

6
Mr. Fitzpatrick's totals do not include 3,681 shares held in the Company's Deferred Compensation Plan.

7
All 55,000 shares beneficially owned by Mr. Gaines are subject to employee stock options exercisable within 60 days of the record date.

8
All 8,333 shares beneficially owned by Mr. Hahn are subject to employee stock options exercisable within 60 days of the record date.

9
Mr. Powers beneficially owns 16,525 shares of the Company's common stock and employee stock options to purchase 49,500 shares of the Company's common stock within 60 days of the record date.

10
Mr. Schoellhorn beneficially owns 132,000 shares of the Company's common stock and director stock options to purchase 3,000 shares of the Company's common stock within 60 days of the record date.

11
Mr. Stine's beneficial ownership does not include 3,535 shares held in the Company's Deferred Compensation Plan.

12
Mr. Walter beneficially owns 44,206 shares of the Company's common stock and director stock options to purchase 3,000 shares of the Company's common stock.

13
Mr. Williams beneficially owns 27,490 shares of the Company's common stock and options to purchase 4,320 shares of the Company's common stock within 60 days of the record date.

Section(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, officers and beneficial owners of more than 10% of a registered class of the Company's securities to file with the Securities and Exchange Commission (the "SEC") reports of initial ownership and reports of changes in ownership of the Company's common stock and other equity securities of the Company. They are also required by the SEC to furnish copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received or prepared by it and any written representations from certain reporting persons that all required forms were filed, the Company believes that during 2000, all Section 16(a) filing requirements applicable to its officers and directors were complied with.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees

    On May 31, 2000 the Company completed its formation and acquired Rancho Santa Fe National Bank ("RSFNB") and First Community Bank of the Desert ("FCBD") as its wholly-owned subsidiaries. At that time Dale E. Walter, David S. Williams, Robert A. Schoellhorn, William T. Powers, John M. Eggemeyer III, James A. Boyce, Robert A. Stine, Paul I. Stevens and Robert E. Herrmann became directors. On January 25, 2001 Gene F. Gaines and Matthew P. Wagner were appointed to the Board of Directors.

    The Bylaws of the Company provide that the authorized number of directors shall not be less than seven (7) nor more than twelve (12) with the exact number of directors to be fixed from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders. On January 25, 2001 the number of directors was fixed at eleven (11). The Board is currently composed of eleven (11) directors, nine (9) of whom were elected at the 2000 Meeting of the Sole Shareholder (Rancho Santa Fe National Bank at that time) held on May 31, 2000 and two (2) of whom, Gene F. Gaines and Matthew P. Wagner, were appointed by the Board of Directors on January 25, 2001. The number of directors nominated by Management for election at the Meeting is ten (10), seven (7) of whom are current members of the Board (Robert A. Schoellhorn, Dale E. Walter, David S. Williams, John M. Eggemeyer, III, Robert E. Herrmann, Robert A. Stine and Matthew P. Wagner) and three (3) of whom will be new directors of the Company (Harold W. Clark, Barry C. Fitzpatrick and Steven Dunn). Of the four current directors who are not being nominated for election at the Meeting, Paul I. Stevens has requested that he not be nominated, James A. Boyce will continue as President and CEO of RSFNB, William T. Powers will continue as President and CEO of FCBD and Gene F. Gaines will continue as President and CEO of First Professional Bank, N.A. ("FPB").

    The persons named in the following table will be nominated by Management for election to serve as directors of the Company until the next Annual Meeting of Shareholders and until their successors have been elected and qualified. With respect to such election, absent any specific instruction in the proxies solicited by Management, the proxies will be voted in the sole discretion of the proxy holders to effect the election of all ten (10) of Management's nominees, or as many thereof as possible under the rules of cumulative voting if any persons are nominated other than by Management. In the event that any of Management's nominees are unable to serve as directors, it is intended that the Proxy will be voted for the election of such substitute nominees, if any, as shall be designated by the Board of Directors. Management has no reason to believe that any of the nominees will be unable to serve.

Additional nominations can only be made by complying with the notice provision set forth in the Bylaws of the Company.

Name	Experience	Age	Year First Elected or Appointed Director	Position
Robert A. Schoellhorn	Chairman and Chief Executive Officer, Marathon Coach, Inc., January 1993 to present; Chairman and Chief Executive Officer, Abbott Laboratories, retired August 31, 1990.	72	2000	Director
Dale E. Walter	Retired; President and Chief Executive Officer, Guardian Bank, October 1994 to February 1995; Chairman, President and Chief Executive Officer, Commerce Bank, January 1993 to August 1994; President and Chief Executive Officer, Bank of Industry, August 1980 to June 1992.	66	2000	Director
David S. Williams	President, Williams Plumbing, Inc.	59	2000	Director
John M. Eggemeyer, III	Chairman of the Board of Rancho Santa Fe National Bank since 1995; Founder and Chief Executive of Castle Creek Capital, LLC, Castle Creek Financial, LLC and Belle Plaine Partners, Inc., three companies which together form a merchant banking organization serving the banking industry exclusively; serves as a director of The Enterprise Fund, TCF Financial and TCF Bank Illinois FSB.	55	2000	Chairman of the Board and Director
Robert E. Herrmann	Retired attorney; Real estate investor.	74	2000	Director
Robert A. Stine	President and CEO of Tejon Ranch Company since May 1996; Independent Consultant from March 1995 to April 1996; President and CEO of Collins Development Co. from June 1986 to March 1995.	54	2000	Director

Harold W. Clark	President and CEO/Simmtron Technology, LLC (manufacturer and distributer of computer peripherals); former President and CEO of Valhalla Scientific, Inc. (manufacturer of electronic instrumentation)	68	1993	[1]	Director Nominee
Barry C. Fitzpatrick	Partner, Fitzpatrick & Showen, LLP, Counselors at Law	54	1996	[1]	Director Nominee
Steven Dunn	President, Romar Company since 1980 Real Estate Development Brokerage, Consulting, Property Management	53			Director Nominee
Matthew P. Wagner	President and Chief Executive Officer of the Company. Prior to joining the Company in September 2000, Mr. Wagner was President and CEO of Western Bancorp	44	2001		President and CEO and Director

1
Former director of Rancho Santa Fe National Bank since the date indicated.

The Board of Directors and Committees

    The Committees of the Board of Directors of the Company include the following:

1.
Audit Committee

    As of the date hereof, the members of the Company's Audit Committee are Dale E. Walter (Chairman), Paul I. Stevens and Robert A. Schoellhorn. The Audit Committee recommends to the Board of Directors for its approval a certified public accounting firm to conduct the Company's annual audit. In addition, the audit responsibilities of the Company's bank subsidiaries, RSFNB, FCBD and FPB, have been delegated to the Audit Committee. The Audit Committee will also (i) confer from time to time with the Company's certified public accountants regarding their audit work and the details thereof, (ii) review management letters of the Company's certified public accounting firm, (iii) meet and consult with the Company's executive and financial officers to discuss accounting policies, (iv) review staffing of the Company's accounting and financial departments and make recommendations to the Board of Directors relating to these departments, and (v) provide assistance and recommendations to the Board of Directors with respect to the general financial needs, policies and practices of the Company.

AUDIT COMMITTEE REPORT

    The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. The Board of Directors, in its business judgment, has determined that all members of the Committee are "independent", as required by applicable listing standards of the Nasdaq. The Committee operates pursuant to a Charter that was last amended and restated by the Board on March 28, 2001, a copy of which is attached to this Proxy Statement as Appendix A. As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

    In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the independent auditors. The committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, internal audit services provided by the auditors, has considered whether the provision of internal audit and other non-audit services by the independent auditors to the Company is compatible with maintaining the auditor's independence and has discussed with the auditors the auditors' independence.

    The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America, that the financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that the Company's auditors are in fact "independent".

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 to be filed with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE
OF THE COMPANY'S BOARD OF DIRECTORS

Dale E. Walter, Chairman
Paul I. Stevens
Robert A. Schoellhorn

March 28, 2001

AUDIT COMMITTEE FEE DISCLOSURE

  Audit Fees

    The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $126,000.

  Financial Information Systems Design and Implementation Fees

    No fees were billed by KPMG LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

  All Other Fees

    The aggregate fees billed by KPMG LLP for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 31, 2000 were $238,000.

2.
Compensation Committee

    The members of the Company's Compensation Committee are David S. Williams (Chairman), Robert A. Schoellhorn and Robert A. Stine. The Compensation Committee reviews and makes recommendations to the Board of Directors on matters concerning the salaries and benefits, including stock options, for the Company's senior officers.

3.
Asset Liability Management Committee ("ALCO")

    The members of the Company's ALCO Committee are Robert E. Herrmann (Chairman), John M. Eggemeyer, III, James A. Boyce, William T. Powers, Matthew P. Wagner, Arnold C. Hahn and Robert M. Borgman. The ALCO Committee monitors compliance by the Company and its subsidiaries with the Company's Asset Liability Management Policy. The objective of the Company's ALCO policy is to manage balance sheet and off-balance sheet instruments to maximize and maintain the spread between interest earned and paid while ensuring the Company's ability to pay liabilities and fund asset growth. The management members of ALCO generally meet monthly and the ALCO Committee of the Board meets quarterly on a formal basis to review management reports as well as determine or change strategies for the next period.

    From May 21, 2000 through December 31, 2000, the Board of Directors met four times, the Audit Committee met three times, the Compensation Committee met two times and the ALCO Committee of the Board met three times. There are no family relationships among any of the directors or executive officers of the Company. The Board of Directors does not have a nominating committee.

Executive Officers

    The following table sets forth, as to each of the persons who currently serves as an Executive Officer of the Company, such person's age, current position and the period during which such person has served in such position:

Name	Age	Position	Year hired by the Company or Subsidiary
Robert M. Borgman	53	Executive Vice President and Chief Credit Officer	2000
James A. Boyce	63	President and Chief Executive Officer of Rancho Santa Fe National Bank	1982
Gene F. Gaines	59	President and Chief Executive Officer of First Professional Bank, N.A.	2000
Arnold C. Hahn	49	Executive Vice President and Chief Financial Officer	2000
William T. Powers	60	President and Chief Executive Officer of First Community Bank of the Desert	1993
Michael L. Thompson	55	Executive Vice President—Human Resources	2000
Matthew P. Wagner	44	President and Chief Executive Officer	2000

    Robert M. Borgman is currently an Executive Vice President and the Chief Credit Officer of the Company. Prior to joining the Company, Mr. Borgman was Executive Vice President and Chief Credit Officer of Western Bancorp since 1997. Prior to joining Western in August 1997, Mr. Borgman was the founder, President and Chief Executive Officer of National Business Finance, Inc., a national commercial finance and factoring organization headquartered in Denver, Colorado from 1987 to 1997. During the period from 1978 to 1987, Mr. Borgman held the position of Senior Vice President and Manager of Commercial Lending at First Interstate Bank of Denver.

    James A. Boyce is the President and Chief Executive Officer of Rancho Santa Fe National Bank, a position he has held since 1982.

    Gene F. Gaines is President (since February 2000) and Chief Executive Officer (since October 1999) of First Professional Bank, N.A. Prior to joining Professional Bancorp and First Professional, he was Senior Vice President of SunAmerica Retirement Markets, Inc. from January 1998 until August 1999. Prior to joining SunAmerica Retirement Markets, Mr. Gaines was Senior Vice President of Fidelity Guaranty Life Insurance Company from 1993 to 1998.

    Arnold C. Hahn has served as Executive Vice President and Chief Financial Officer of the Company since January 2000. Prior to joining the Company, Mr. Hahn was Executive Vice President and Chief Financial Officer of Western Bancorp since November 1996. Prior to joining Western, Mr. Hahn spent six years as a Senior Vice President of Finance of U.S. Bancorp in Minneapolis, Minnesota. Prior to joining U.S. Bancorp, Mr. Hahn was a partner with Ernst & Young L.L.P.

    William T. Powers is the President and Chief Executive Officer of First Community Bank of the Desert, a position he has held since 1993. Prior to joining First Community Bank of the Desert, he was Senior Vice President and Regional Branch Administrator of El Dorado Bank from 1989 to 1993.

    Michael L. Thompson has served as Executive Vice President—Human Resources of the Company since September 2000. Prior to joining the Company, Mr. Thompson served as Executive Vice President—Human Resources of Western Bancorp from December 18, 1998 to November 15, 1999. Prior to joining Western, Mr. Thompson was Executive Vice President of Human Resources for Citizens Business Bank from April 1989 to December 1998.

    Matthew P. Wagner is the President and Chief Executive Officer of the Company. Prior to joining the Company in September 2000, Mr. Wagner was President and Chief Executive Officer of Western Bancorp. In February 1997, Mr. Wagner was appointed President of Western and, in December 1997, he was appointed to the additional post of Chief Executive Officer of Western. Prior to joining Western in 1996, Mr. Wagner was an Executive Vice President with U.S. Bancorp in Minneapolis, Minnesota since 1991 and a Senior Vice President since 1985.

Executive Compensation

    The following table sets forth information regarding the compensation received for the three fiscal years ended December 31, 2000 by Matthew P. Wagner, the Chief Executive Officer of the Company, and the four other most highly compensated executive officers receiving a total annual salary and bonus of $100,000 or more (the "named executive officers"):

Long Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Comp ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/SARS (#)	LTIP Payouts ($)	All Other Comp ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Matthew P. Wagner President and Chief Executive Officer—Company	2000 1999 1998	66,497 — —	— — —	— — —	— — —	50,000 — —	— — —	— — —
William T. Powers President and Chief Executive Officer—First Community	2000 1999 1998	136,000 136,000 125,000	14,573 26,205 —	12,010 12,060 11,901	— — —	— — 33,000	— — —	— — —
James A. Boyce President and Chief Executive Officer—Rancho Santa Fe	2000 1999 1998	172,325 156,600 156,600	93,960 78,300 78,300	1,790 — —	— — —	— 15,000 —	— — —	— — —
Gene F. Gaines President and Chief Executive Officer—First Professional Bank	2000 1999 1998	195,599 29,134 —	— — —	7,250 — —	— — —	55,000 — —	— — —	— — —
Arnold C. Hahn Executive Vice President and Chief Financial Officer—Company	2000 1999 1998	119,792 — —	— — —	4,538 — —	— — —	25,000 — —	— — —	— — —

Options/SARs Grants In Last Fiscal Year

	Individual Grants				Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation For Option Term
		Percent Of Total Options/SARs Granted To Employees In Fiscal Year
	Number Of Securities Underlying Options/SARs Granted (#)
			Exercise Or Base Price ($/Share)
				Expiration Date
Name					5% ($)	10% ($)
Matthew P. Wagner President and Chief Executive Officer	50,000	19.2%	$15.13	9/6/05	208,938	461,698
Arnold C. Hahn Executive Vice President and Chief Financial Officer	25,000	9.6%	$15.50	1/27/05	107,059	236,573
Robert M. Borgman Executive Vice President and Chief Credit Officer	25,000	9.6%	$13.88	3/22/05	95,835	211,771
Gene F. Gaines President and Chief Executive Officer of First Professional	55,000	[1]	$13.64	2/17/05	207,266	458,005

1
Mr. Gaines was granted options by Professional Bancorp, Inc. in 2000. Upon completion of the merger of Professional Bancorp, Inc. with and into the Company on January 16, 2001, Mr. Gaines' options were converted to options of the Company.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

    The following table lists the aggregate number of unexercised options and the value of unexercised in-the-money options at December 31, 2000 (the Company has not granted any stock appreciation rights):

			Number of Unexercised Options/SARs at FY-End		Value of Unexercised In-the-Money Options/SARs at FY-End (#)
	Shares Acquired on Exercise (#)
		Value Realized ($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Matthew P. Wagner	—	—	—	50,000	—	—
William T. Powers	—	—	49,500	—	733,219	—
James A. Boyce	—	—	54,000	10,000	799,875	148,125
Gene F. Gaines	—	—	55,000	—	814,643	—
Arnold C. Hahn	—	—	—	25,000	—	—
Robert M. Borgman	—	—	—	25,000	—	370,313

Long Term Incentive Plan Awards in Last Fiscal Year

    No Long Term Incentive Plan Awards were made during the 2000 fiscal year to any of the named executive officers.

Board Compensation Committee Report on Executive Compensation

    The Compensation Committee of the Board of Directors as of the date hereof consists of Robert A. Schoellhorn, Robert A. Stine and David S. Williams (Chairman).

    It is the duty of the Compensation Committee to administer the Company's compensation system and various incentive plans, including its stock option plan and its annual performance bonus plan. In addition, the Compensation Committee reviews compensation levels of members of management, evaluates the performance of management and considers management succession and related matters. The Compensation Committee reviews with the Board all material aspects of compensation for senior officers.

    The Compensation Committee has reviewed the compensation for Matthew P. Wagner, Chief Executive Officer of the Company, and each of the four highest paid executive officers for 2000. It reported to the Board that in the Compensation Committee's opinion, the compensation of all officers is reasonable in view of the Company's consolidated performance and the contribution of those officers to that performance. In doing so, the Compensation Committee takes into account how the compensation compares to that paid by competing companies as well as the Company's performance and economic conditions in the Company's service area. Members of the Compensation Committee have also reviewed compensation surveys.

    The Company has adopted a compensation system for its executive officers, among others, designed to communicate and encourage a community banking focus, create an ownership culture, encourage team orientation, compete with the market and reward performance and contributions. It is also designed to be easy to understand and simple to administer. This compensation system is intended to link compensation of the executive officers to the strategic direction of the Company and to key organizational goals. In order to achieve these goals, the Company's compensation system for its executive officers provides base salaries below the median base salary for comparable positions at a peer group of comparable financial institutions with significant upside potential through performance-based annual cash bonuses and stock option grants.

    The annual target cash bonus for the executive officers is based primarily on achievement of the Company's financial goals and other strategic objectives. The measures of achievement include earnings per share, return on equity, return on assets and other strategically important achievements. The target cash bonus for the Company's Chief Executive Officer and the other executive officers are a percentage of base salary tied to achievement of the Company's financial goals. In addition, the Compensation Committee considers stock option grants to the Chief Executive Officer and the other executive officers based on the achievement of certain financial and strategic goals.

    The Company compensates its executive officers in three ways: base compensation, cash bonus and performance stock options.

    Base Compensation.  The Compensation Committee of the Board periodically reviews base compensation. The Chairman of the Board makes recommendations to the Committee for each of the executive officers. The Committee generally requests an opinion from outside compensation consultants and/or banking related salary survey data before it makes any significant adjustment to overall base compensation for the executive group. The Committee does not tie its base compensation decisions to any particular formulas, measurements or criteria, but members definitely take into account the Company's performance and compensation levels paid by competitors.

    Annual Cash Bonus—2001.  For 2001, the Committee approved a cash bonus plan for the Company's executives based on reported earnings per share ("EPS") as defined in the Company's

Executive Incentive Plan. The following are the EPS goals and bonus percentages that were approved for the Company's executives for 2001:

Achievement Level (% of Plan) Award Opportunities	90%	100%	Over 100%
Company CEO (Grade 1)	60% of Base $	100% of Base $	Board Discretion
Other Executives (Grades 2,3,A)	50% of Base $	80% of Base $	CEO/Board Discretion

    Stock Options.  The Committee has granted stock options to a number of members of senior management, including all of the Company's executive officers. All options were awarded at the market value of the Company's stock on the date of the grant. The Committee made these grants as additional incentive to the Company's senior officers to improve performance and increase the Company's stock price.

    Compensation Philosophy.  The Company has a three-point compensation philosophy, which it reviews in all of its compensation decisions. This philosophy was adopted in 2000.

    The primary goal of the Company's compensation philosophy is to link a substantial portion of executive compensation to the profitability of the Company. The Committee achieves this goal by tying substantial stock option grants and an annual bonus to what it believes is the most significant measure of profitability: EPS. The goals for both the stock awards and the annual bonuses are based on substantial increases in EPS performance.

    The second goal of the compensation philosophy is to attract and retain highly competent executives. The Committee achieves this objective by setting base compensation and incentives at competitive levels and by awarding substantial stock performance awards. Annually, the Committee reviews executive compensation levels paid by competitors of a similar asset size to the Company. The Committee intends to pay at the highest end of the compensation scale, but only if the Company achieves financial performance at the high end of the peer group.

    Finally, the Committee members are not, and never have been, executive officers of the Company. All Committee members are non-employee directors. On certain matters, a smaller group of the Committee acts as a sub-committee in approving performance-based goals and on other matters as required by law.

SUBMITTED BY THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

David S. Williams, Chairman
Robert A. Schoellhorn
Robert A. Stine

Performance Graph

    The Company's common stock trades on the Nasdaq National Market® under the symbol "FCBP." Prior to June 1, 2000, trading in the Company's common stock (as Rancho Santa Fe National Bank) occurred solely "over the counter" and was not extensive. Consequently, sales price information prior to that date consists largely of quotations by dealers making a market in the Company's common stock and may not represent actual transactions. In addition, trading in the Company's common stock prior to June 1, 2000 was limited in volume and may not be a reliable indication of its market value. As a result, the sales price information for the Company's common stock in the following graph for 1995 through 1999 reflects inter-dealer prices, without adjustments for mark-ups, mark-downs or commissions and may not represent actual transactions. The sales price information 2000 reflects trades of the Company's common stock on the Nasdaq National Market®.

    The following graph shows the yearly cumulative total return on the Company's common stock with a comparable return on the indicated index for the last five fiscal years. The total return on the Company's common stock is determined based on the change in the price of the Company's common stock and assumes reinvestment of all dividends and an original investment of $100. The total return on the indicated index also assumes reinvestment of dividends and an original investment in the index of $100 on December 31, 1995.

  (d)
  Defined Benefit or Actuarial Plan Disclosure

    The Company has no defined benefit plan or actuarial plan.

  (e)
  Compensation of Directors

Compensation of Directors

    Directors of the Company received no compensation from the Company during 2000. Outside directors continued to receive compensation from First Community Bank of the Desert and Rancho Santa Fe National Bank. On January 25, 2001, the Board of Directors of the Company approved the following options to be granted to non-officer directors of the Company for the year ending December 31, 2001 in lieu of cash compensation:

Chairman	10,200 shares
Each other non-officer director	2,600 shares

    These options were granted as of January 25, 2001, subject to the election of the directors at the Meeting.

    John M. Eggemeyer, III was appointed to the Board of Rancho Santa Fe National Bank on February 27, 1995 and was appointed Chairman of the Board on that date. Mr. Eggemeyer became Chairman of the Board of the Company on May 31, 2000. Mr. Eggemeyer received fees of $40,000 during 2000 for his services as Chairman of the Board of Rancho Santa Fe National Bank. The Company has also assumed a contract with Belle Plaine Partners, Inc. ("Belle Plaine"), a company involving Mr. Eggemeyer, retaining Belle Plaine as the Company's exclusive financial advisor (the "Belle Plain Contract"). The Belle Plaine Contract may be cancelled by either party on 30 days' notice, and provides for the payment of the following fees upon the close of certain transactions: (a) 2% of the aggregate consideration paid in the event the Company is sold; and (b) in the event of an acquisition of another financial institution by the Company: 3% of the aggregate value of the transaction if the aggregate value is less than $20 million; if the aggregate value is $20 million or more but is equal to or less than $50 million, then 3% of the first $20 million plus 2% of the amount in excess of $20 million; and if the aggregate value is more than $50 million, then 3% of the first $20 million, plus 2% of the next $30 million, plus 1% of the amount in excess of $50 million. Belle Plaine received approximately $626,000 in fees and expenses from the Company in 2000 for financial advice related to the acquisition of First Community Bank of the Desert. Belle Plaine is also entitled to reimbursement of its reasonable expenses incurred on behalf of the Company. Belle Plaine also received other advisory fees and expenses incurred on behalf of the Company of approximately $46,000 for 2000 under the Belle Plaine Contract.

  (f)
  Employment Contracts and Termination of Employment and Change-in-Control Arrangements

Employment Arrangements

    The Company has assumed, through acquisition, the employment contract of Gene F. Gaines.

Executive Severance Plan

    On January 25, 2001 the Company adopted the Company Executive Severance Plan (the "Severance Plan") pursuant to which certain executives of the Company and its subsidiaries, including the named executive officers, will be entitled to receive a severance payment from the Company if within 24 months after a Change of Control (as defined in the Severance Plan) an eligible executive's employment with the Company or one of its subsidiaries terminates for any reason other than (i) death, (ii) disability, (iii) termination by the Company or one of its subsidiaries for Just Cause (as defined in the Severance Plan), (iv) retirement in accordance with the normal policy of the Company, (v) voluntary termination by such executive for other than Good Reason (as defined in the Severance Plan) or (vi) the sale by the Company or the Bank which employed the executive before such sale if the executive has been offered employment with the purchaser on substantially the same terms and conditions under which such executive was employed prior to the sale. The amount of the Severance Payment (as defined in the Severance Plan) under the Severance Plan will be equal to such executive's Compensation (as defined in the Severance Plan) multiplied by a multiplier ranging from 1 to 3 depending on the executive's employee grade. In addition, if an executive becomes eligible for a Severance Payment, such executive will also be entitled to welfare benefits for the Severance Period (as defined in the Severance Plan) applicable to such executive. In order to become eligible for Severance Payments under the Severance Plan, the executive must execute and deliver a Release (as defined in the Severance Plan).

2000 Stock Option Plan

    On May 31, 2000, the Board of Directors adopted the First Community Bancorp Stock Incentive Plan (the "2000 Plan"). The 2000 Plan originally provided for the issuance of stock incentives and options to purchase up to 780,000 shares of the Company's common stock. On January 25, 2001, the Board approved an amendment to the 2000 Plan which would increase the number of shares of stock subject to the 2000 Plan from 780,000 to 1,075,079 shares (including 95,079 options assumed with the merger of Professional Bancorp, Inc. with and into the Company on January 16, 2001). The proposed amendment to the Plan is presented to the shareholders of the Company for approval under Proposal 2 below.

Employee Benefit Plan

    Each of the Company's bank subsidiaries has a separate 401(k) plan which allows for a Company match. The Company is currently working towards creating a comprehensive 401(k) plan for all employees of the Company and its subsidiary banks.

Directors Deferred Compensation Plan

    On May 2, 1995, the Board of Directors of Rancho Santa Fe National Bank approved the 1995 Directors Deferred Compensation Plan (hereinafter "the Plan"), and on June 20, 1995 the shareholders of Rancho Santa Fe National Bank approved the Plan. The Plan was effective for fees earned on and after July 1, 1995. On May 31, 2000 by action of its sole shareholder, the Company adopted the 1995 Plan. Full power to construe, interpret and administer the Plan is vested with the Administrative Committee (hereinafter "the Committee"), which consists of all non-director executive officers of the Company and chaired by the Chief Financial Officer of the Company. The Board of Directors and the shareholders also approved a trust agreement which established a trust (the "Trust") for deferred amounts, the Directors Deferred Compensation Trust Agreement. First American Trust Company has been appointed trustee of the Trust.

    The Plan allows amendments to be made by the Board from time to time, provided that no such amendment may (without a director's consent) alter rights to payments of amounts already credited to accounts or delay the time at which deferred amounts were scheduled to be paid under the Plan. The Company intends to maintain the Plan and Trust in a manner that will allow ongoing availability of the exemption under SEC Rule 16b-3 (unless a ruling is received indicating that such exemption is not necessary) and therefore currently intends to submit to shareholders for approval any amendments which would materially increase the benefits available under the Plan or the number of shares of common stock of the Company ("Company Stock") which may be issued under the Plan, or materially modify the requirements for participation in the Plan.

    The Plan allows all directors of the Company and outside directors of its subsidiaries, including employee directors, (currently a total of 11 persons), to elect by written notice to defer payment of all or a portion of their director's fees for the next succeeding calendar year. Participation in the Plan is voluntary and directors may change their elections annually. The Plan allows optional deferral of existing fees, with investment of such deferrals in Company Stock. Elections with respect to deferred amounts are to be made in writing by the director prior to the latest to occur of the following: (i) the beginning of the calendar year for which the fees are to be earned; (ii) the director's first day of board service in the year; or (iii) the first day of the calendar month next following the date the director first becomes eligible to participate in the Plan; provided that directors who file Form 4 reports with the

SEC cannot make elections later than six months prior to the date on which any fees deferred by the director are invested in the Company Stock.

    The Company has established on its books a separate account for each of its directors who participates in the Plan. All deferred amounts are invested in Company Stock and the value of a director's account is measured by the value of and income from the Company common stock. At the time a director makes his or her first election, the director may also choose to have deferred amounts contributed to a trust commonly known as a "rabbi" trust, established to aid in the accumulation of assets for payment of deferred amounts. Separate accounts are set up for each director who elects to make deferrals, and the Company may, in its discretion, contribute to the trust an amount equal to the deferred amount, if it is done within five business days after the deferred amount would otherwise be paid to the director.

    The Company pays all administrative expenses of the Plan for its participating directors as well as the applicable portion of trustee's fees and expenses. Fees paid for administration of the Plan in 2000 were $2,610.

    Not later than the next regularly scheduled meeting of the Committee following a director's termination of service, the Committee must direct the trustee to commence distribution of the amounts credited to such director's account and direct the trustee as to the form of payment (whether in cash or in Company Stock). Amounts held in the account are paid in a lump sum or in annual installments, consistent with the method of payment selected by the director at the time the deferral election was initially made. In the event of an "unforeseen emergency", such as a severe financial hardship to the director resulting from a sudden and unexpected illness or accident of the director, beneficiary or dependent, (as defined by Section 152(a) of the Internal Revenue Code), the Committee may determine the amount to be paid from the deferred amount.

    In the event of death, a director's payment shall be made to the persons named in the last written instrument signed by the director and received by the Committee prior to the director's death, and in the event the director fails to name any person, the amounts shall be paid to the director's estate or the appropriate distributee thereof.

    During 2000, six directors of Rancho Santa Fe National Bank (John M. Eggemeyer, III, Judith R. Arendsee, Harold W. Clark, Mark A. LeDoux, Robert A. Stine and Barry C. Fitzpatrick) participated in the Plan. Ms. Arendsee resigned from the Board of Directors of Rancho Santa Fe National Bank and her account was distributed to her. Since director fees were paid at the subsidiary banks during 2000, the following schedule does not relate to fees earned as a director of the Company. At December 31, 2000, the Plan consisted of the following assets:

Value of Assets at beginning of year:	$434,361
Total fees deferred during the year:	78,967
Total interest and dividends earned:	10,707
Distribution of benefits to retiring director:	(61,823)
Net unrealized loss during year:	(18,274)
Net realized loss on sale or exchange of assets:	(6,562)

Total balance in Plan at December 31, 2000:	$437,376

Number of shares of stock in Plan at December 31, 2000:	28,928

Total price paid for shares:	$428,511
Cash balance at December 31, 2000:	8,865

Total balance in Plan at December 31, 2000:	$437,376

Certain Transactions

    As discussed above under Compensation of Directors, the Company has entered into a contract for financial advisory services with Belle Plaine Partners, Inc., a company involving Chairman of the Board John M. Eggemeyer, III. In approving this transaction, the Board concluded that the transaction was in the best interests of the Company and was on terms comparable to those prevailing for similar transactions with other persons not having any relationship with the Company.

    Some of the directors, director nominees and executive officers of the Company and its subsidiary banks (the "Banks"), and the companies with which they are associated, are customers of, and have had banking transactions with the Banks in the ordinary course of the Banks' business. Moreover, the Banks expect to have banking transactions with such persons in the future. In the opinion of management of the Company, all loans and lending commitments in such transactions were made in the ordinary course of business in compliance with applicable laws, on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and did not involve more than a normal risk of collectibility or present other unfavorable features. The amount of all such loans, credit extensions and commitments, to all executive officers, directors, director nominees and principal shareholders of the Company, together with their associates, was approximately $4,737,000 on December 31, 2000, constituting approximately 17.1 percent of the Company's equity capital accounts on that date.

Management's Recommendation

    Management recommends a vote "FOR" Proposal 1.

PROPOSAL 2: AMENDMENT TO STOCK OPTION PLAN

Introduction

    The Company's 2000 Stock Incentive Plan (the "2000 Plan"), is intended to advance the interests of the Company by encouraging stock ownership on the part of directors, officers and key employees of the Company, was approved by the Board of Directors on May 31, 2000 and by the Company's sole shareholder on May 31, 2000. The proposed amendment to the 2000 Plan is presented to the shareholders of the Company for approval under this Proposal 2. As of December 31, 2000, options to purchase 648,576 shares were outstanding, leaving 98,424 shares available for stock options or stock awards as of that date. On January 16, 2001, the Company assumed 95,079 options granted to former employees of Professional Bancorp, Inc.

    The Board believes it would be in the best interests of the Company to amend the 2000 Plan to provide for the granting of options to purchase up to an additional 200,000 shares of the Company's common stock over and above the 95,079 options assumed, for a total of 1,075,079 shares available for options and stock awards. The Board believes that the proposed amendment would have the same advantage for the Company and its shareholders as did the 2000 Plan when it was originally adopted. Incentive will be provided to the Company's key employees, officers and directors to make the Company more successful and its stock more valuable.

Proposed Amendment

    It is proposed that the first sentence of Section 4 of the 2000 Plan be amended to read as follows:

    "Subject to adjustments as provided in Section 15 hereof, the maximum number of shares of Common Stock which may be issued upon exercise of Stock Options or pursuant to Stock Awards granted under this Plan shall be 1,075,079 shares in the aggregate (including the shares of Common Stock issuable upon exercise of Stock Options previously granted under Subsidiary Plans)."

    Options or Awards covering the proposed additional shares would be granted pursuant to the same terms as those options already granted by the Company (see "Stock Options" and "Stock Awards" above), including the requirement that the exercise price of each option shall be not less than one hundred percent (100%) of the fair market value of the stock on the date of grant. As of the date of this Proxy Statement, no Stock Awards have been made. On January 16, 2001 with the merger of Professional Bancorp, Inc. with and into the Company, the Company assumed 95,079 additional options (the "Professional Options"). If all 780,000 shares currently available under the 2000 Plan and the Professional Options were exercised, the shares thus purchased pursuant to the exercise of options would constitute 15.2% of the then outstanding shares of common stock of the Company. If those same options were exercised, and options covering all the proposed additional 295,079 shares were also exercised, the shares purchased pursuant to options would constitute 18.2% of the then outstanding shares of common stock of the Company.

Necessary Approval

    The proposed amendment to the 2000 Plan must be approved by a majority of the issued and outstanding shares of the Company.

Recommendation of the Board of Directors

    The Board of Directors recommends a vote "FOR" the proposal to amend the 2000 Plan to increase the number of shares subject to the Plan from 780,000 to 1,075,079 shares.

PROPOSALS OF SHAREHOLDERS

    Proposals of shareholders intended to be presented at the next annual meeting of shareholders must be received by the Company at its principal executive offices by January 15, 2002 for inclusion in the Proxy Statement and form of Proxy relating to that meeting and must comply with the applicable requirements of federal securities law.

    Proxies solicited by the Board of Directors for the 2002 annual meeting will confer discretionary authority to vote on any matter to come before the annual meeting with respect to which the Company does not receive notice prior to April 1, 2002.

OTHER MATTERS

    Management does not know of any matters to be presented at the Meeting other than those set forth above. However, if other matters come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote said Proxy in accordance with the recommendations of Management on such matters, and discretionary authority to do so is included in the Proxy.

    The cost of preparing, assembling and mailing this proxy material will be borne by the Company. The Company may solicit Proxies otherwise than by use of the mail, in that certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain Proxies. Such assistance may take the form of personal, telephonic or written solicitation or any combination thereof. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which shares are beneficially owned by others, to send this proxy material to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.

By Order of the Board of Directors
/s/ ROBERT E. HERRMANN
Robert E. Herrmann, Secretary
Dated: April 20, 2001

APPENDIX A

AUDIT COMMITTEE CHARTER

I.
Composition of the Audit Committee: The Audit Committee shall be comprised of at least three directors, each of whom shall have no relationship to the Company that may interfere with the exercise of their independence from management and the Company and shall otherwise satisfy the applicable membership requirements under the rules of the National Association of Security Dealers, Inc. as such requirements are interpreted by the Board of Directors in its business judgment.

II.
Purposes of the Audit Committee: The purposes of the Audit Committee are to assist the Board of Directors:

1.
in its oversight of the Company's accounting and financial reporting principles and policies and internal audit controls and procedures;

2.
in its oversight of the Company's financial statements and the independent audit thereof;

3.
in selecting, evaluating and, where deemed appropriate, replacing the outside auditors; and

4.
in evaluating the independence of the outside auditors.

  The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements. Management and the internal auditing function (whether performed by an internal department or an outside auditing firm) are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The outside auditors are responsible for planning and carrying out a proper audit of the Company's annual financial statements, reviews of the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing including in respect of auditor independence. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information, (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors) and (iii) representations made by management as to any information technology, internal audit and other non-audit services provided by the auditors to the Company.

  The outside auditors for the Company are ultimately accountable to the Board of Directors (as assisted by the Audit Committee). The Board of Directors, with the assistance of the Audit Committee, has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors (or to nominate the outside auditors to be proposed for shareholder approval in the proxy statement).

  The outside auditors shall submit to the Company annually a formal written statement delineating all relationships between the outside auditors and the Company ("Statement as to Independence"), addressing each non-audit service provided to the Company and at least the matters set forth in Independence Standards Board No. 1.

  The outside auditors shall submit to the Company annually a formal written statement of the fees billed for each of the following categories of services rendered by the outside auditors: (i) the audit of the Company's annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year; (ii) information technology consulting services for the most recent fiscal year, in the aggregate and by each service (and separately identifying fees for such services relating to financial information systems design and implementation); and (iii) all other services rendered by the outside auditors for the most recent fiscal year, in the aggregate and by each service.

III.
Meetings of the Audit Committee: The Audit Committee shall meet four times annually, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements and quarterly financial results. In addition to such meetings of the Audit Committee as may be required to discuss the matters set forth in Article IV, the Audit Committee should meet separately at least annually with management, the director of internal auditing and the outside auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or outside auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

IV.
Duties and Powers of the Audit Committee: To carry out its purposes, the Audit Committee shall have the following duties and powers:

1.
with respect to the outside auditor,

(i)
to provide advice to the Board of Directors in selecting, evaluating or replacing outside auditors;

(ii)
to review the fees charged by the outside auditors for audit and non-audit services;

(iii)
to ensure that the outside auditors prepare and deliver annually a Statement as to Independence (it being understood that the outside auditors are responsible for the accuracy and completeness of this Statement), to discuss with the outside auditors any relationships or services disclosed in this Statement that may impact the objectivity and independence of the Company's outside auditors and to recommend that the Board of Directors take appropriate action in response to this Statement to satisfy itself of the outside auditors' independence;

(iv)
if applicable, to consider whether the outside auditors' provision of (a) information technology consulting services relating to financial information systems design and implementation and (b) other non-audit services to the Company is compatible with maintaining the independence of the outside auditors; and

(v)
to instruct the outside auditors that the outside auditors are ultimately accountable to the Board of Directors and Audit Committee;

2.
with respect to the internal auditing function,

(i)
to review the appointment and replacement of the director of the internal auditing department (the director of the auditing department may refer to a principal of an outside firm engaged to perform the internal audit function for the Company); and

(ii)
to advise the director of the internal auditing department that he or she is expected to provide to the Audit Committee summaries of and, as appropriate, the significant reports to management prepared by the internal auditing department and management's responses thereto;

  3.
  with respect to financial reporting principles and policies and internal audit controls and procedures,

  (i)
  to advise management, the internal auditing department and the outside auditors that they are expected to provide to the Audit Committee a timely analysis of significant financial reporting issues and practices;

  (ii)
  to consider any reports or communications (and management's and/or the internal audit department's responses thereto) submitted to the Audit Committee by the outside auditors required by or referred to in SAS 61 (as codified by AU Section 380), as may be modified or supplemented, including reports and communications related to:

  •
  deficiencies noted in the audit in the design or operation of internal controls;

  •
  consideration of fraud in a financial statement audit;

  •
  detection of illegal acts;

  •
  the outside auditor's responsibility under auditing standards generally accepted in the United States of America;

  •
  significant accounting policies;

  •
  management judgments and accounting estimates;

  •
  adjustments arising from the audit;

  •
  the responsibility of the outside auditor for other information in documents containing audited financial statements;

  •
  disagreements with management;

  •
  consultation by management with other accountants;

  •
  major issues discussed with management prior to retention of the outside auditor;

  •
  difficulties encountered with management in performing the audit;

  •
  the outside auditor's judgments about the quality of the entity's accounting principles; and

  •
  reviews of interim financial information conducted by the outside auditor;

  (iii)
  to meet with management, the director of the internal auditing department and/or the outside auditors:

  •
  to discuss the scope of the annual audit;

  •
  to discuss the audited financial statements;

  •
  to discuss any significant matters arising from any audit or report or communication referred to in items 2(ii) or 3(ii) above, whether raised by management, the internal auditing department or the outside auditors, relating to the Company's financial statements;

  •
  to review the form of opinion the outside auditors propose to render to the Board of Directors and shareholders;

      •
      to discuss significant changes to the Company's auditing and accounting principles, policies, controls, procedures and practices proposed or contemplated by the outside auditors, the internal auditing department or management; and

      •
      to inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks;

    (iv)
    to obtain from the outside auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934; and

    (v)
    to discuss with the Company's General Counsel any significant legal matters that may have a material effect on the financial statements, the Company's compliance policies, including material notices to or inquiries received from governmental agencies; and

  4.
  with respect to reporting and recommendations,

  (i)
  to prepare any report or other disclosures, including any recommendation of the Audit Committee, required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement;

  (ii)
  to review this Charter at least annually and recommend any changes to the full Board of Directors; and

  (iii)
  to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate.

V.
Resources and Authority of the Audit Committee: The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage outside auditors for special audits, reviews and other procedures and to retain special counsel and other experts or consultants.

PROXY

   FIRST COMMUNITY BANCORP
Annual Meeting of Shareholders
May 21, 2001
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned shareholder of First Community Bancorp (the "Company") hereby appoints Arnold C. Hahn and Michael L. Thompson, or any one of them, with full power to act alone, my true and lawful attorney(s), agent(s) and proxy with full power of substitution for me and in my name, place and stead to vote and act with respect to all shares of common stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at The Inn, 5951 Linea del Cielo, Rancho Santa Fe, California, on Monday, May 21, 2001, at 10:00 a.m. or at any and all adjournment or adjournments thereof, with all powers the undersigned would possess if personally present, as follows:

1.	ELECTION OF DIRECTORS	FOR all nominees listed below except as marked to the contrary below / /	WITHHOLD AUTHORITY to vote for all nominees listed below / /

Harold W. Clark, Steven Dunn, John M. Eggemeyer, III, Barry C. Fitzpatrick, Robert E. Herrmann, Robert A. Schoellhorn, Robert A. Stine, Mathew P. Wagner, Dale E. Walter, David S. Williams

(Instruction: To withhold authority to vote for any individual nominee, write the name in the space below)

2. AMENDMENT TO 2000 STOCK OPTION PLAN. To approve an amendment to the Company's 2000 Stock Option Plan to increase the number of shares subject to the Plan from 780,000 to 1,075,079 shares.

                   / / FOR                    / / AGAINST                   / / ABSTAIN

3. OTHER BUSINESS. To consider and act upon such other business and matters or proposals as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

                   / / FOR                    / / AGAINST                   / / ABSTAIN

   This proxy confers authority to vote "FOR" each proposal listed above unless "AGAINST" or "ABSTAIN" is indicated. If any other business is presented at said meeting, the holder of this proxy shall be authorized to vote on any other business in such holder's absolute discretion.

   Management recommends a vote "FOR" each of the listed proposals. This proxy is solicited on behalf of the Board of Directors and may be revoked prior to its exercise by filing with the Secretary of the Company a duly executed proxy bearing a later date, or an instrument revoking this proxy, in either case specifically referencing this proxy and stating specifically that this proxy is revoked.

Dated	, 2001

Signature
Signature
Please date and sign your name as it appears on your stock certificates. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign.

QuickLinks

PROPOSAL 1: ELECTION OF DIRECTORS
AUDIT COMMITTEE REPORT
AUDIT COMMITTEE FEE DISCLOSURE
PROPOSAL 2: AMENDMENT TO STOCK OPTION PLAN
PROPOSALS OF SHAREHOLDERS
OTHER MATTERS
APPENDIX A AUDIT COMMITTEE CHARTER